UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

September 8, 2014
Date of Report (Date of earliest event reported)

SUNRISE HOLDINGS, LIMITED
(Exact name of registrant as specified in its charter)

Nevada	0-52518	20-8051714
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2798 Thamesgate Dr. Mississauga, Ontario, Canada	L4T 4E8
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 289-407-4377

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Prelude

We were organized on October 26, 2005 and have had no operations since December, 2008, when we discontinued our previous business of mineral exploration. Most of our activities since January, 2009 have been centered on the acquisition of a new business.

On June 9, 2014 we experienced a change of control as a result of a transaction in which 1,412,619 shares of our common stock, par value $0.001 (“Common Stock”) and 10,000,000 of our preferred stock, par value $0.001 (“Preferred Stock”), constituting approximately 97% of the cumulative voting power of our capital stock, was acquired by Mr. John Bentivoglio, who is now our sole director and chief executive officer, as nominee for 2340960 Ontario Inc. a private company organized in Ontario, Canada, which is doing business as Event Cardio Group and we hereinafter refer to as “ECG”. The shares acquired of record by Mr. John Bentivoglio on June 9, 2014 are now owned beneficially and of record by ECG.

Item 1.01 Entry into a Material Definitive Agreement.

On September 8, 2014, we entered into a share exchange agreement (the “Exchange Agreement”) pursuant to which we will, at closing, acquire all of the issued and outstanding capital stock of ECG from ECG’s shareholders, The Nick Bozza Family Trust, The John Bentivoglio Family Trust and The Sgro (2010) Family Trust. In exchange for all of the outstanding capital stock of ECG, we are obligated to issue to ECG’s shareholders an aggregate of 79,500,000 shares of our Common Stock. On consummation of the Share Exchange, (i) ECG will be our wholly owned subsidiary and (ii) the ECG’s former shareholders will own an aggregate of 79,500,000 shares, constituting approximately 93.6% of the cumulative voting power of our Common Stock, as follows:

BENEFICIAL OWNER	COMPANY SHARES TO BE ISSUED AND DELIVERED
The Nick Bozza Family Trust	29,812,500
The John Bentivoglio Family Trust	29,812,500
The Sgro (2010) Family Trust	19,875,000

Mr.John Bentivoglio, our sole director and chief executive officer is one of three trustees of The John Bentivoglio Family Trust, the beneficiaries of which are members of his family. In the future, we expect that Mr. Nick Bozza, one of the three trustees of The Nick Bozza Family Trust, the beneficiaries of which are members of his family, will be appointed to our Board of Directors and serve as one of our executive officers.

ECG is developing a cardiac monitoring solution based on an wireless and leadless advance cardiac monitor which offers the duel functionality of both a holter and event recording monitor simultaneously. Upon completion of the development of its solution, ECG expects its cardiac monitoring solution to incorporate the collection of medical data and its transmission to physicians or to a control center for diagnostic evaluation.

The consummation of the transactions contemplated by the Exchange Agreement is subject to various conditions, the most significant of which is the completion of audited financial statements of ECG for its two most recent completed fiscal years. ECG expects its financial statements to be completed within 30 days. We intend to change our name and ticker symbol following the consummation of the Exchange Agreement to better reflect our future line of business.

Item 8.01 Other Events.

On September 9, 2014, we announced the execution of an agreement to acquire ECG.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This information may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Sunrise Holdings Limited (“Sunrise”, “We”, “Our” or the “Company”) to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of words "may," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections or other expectations included in any forward-looking statements will come to pass. Our actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, the Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Title or Description

2.1
Form of Share Exchange Agreement made and entered into as of the 8th day of September, 2014 by and between (i) Sunrise Holdings Limited, a Nevada corporation and (ii) Nick Bozza, as nominee for Nick Bozza, Louise Bozza and Lilly Gascoigne as Trustees for the Nick Bozza Family Trust, (iii) John Bentivoglio, as nominee for Gianfranco Bentivoglio, Michael Bentivoglio and Christina Cecchini as Trustees for the John Bentivoglio Family Trust, (iv) Taunton Ravenscroft Inc. as nominee for Frank Sgro, Diane Sgro and Gino Alberelli as Trustees for the Sgro (2010) Family Trust, (v)The Nick Bozza Family Trust, (vi) The John Bentivoglio Family Trust and (vii) The Sgro (2010) Family Trust.

99.1	Press Release dated September 9, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sunrise Holdings Limited

Dated: September 9, 2014	By:	/s/ John Bentivoglio
	Name:	John Bentivoglio
	Title:	Chief Executive Officer